Exhibit 10.1
                                                                    ------------

THE  SECURITIES  OFFERED  HEREBY  HAVE  NOT  BEEN  REGISTERED  PURSUANT  TO  THE
SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION IS AVAILABLE.


                          SECURITIES PURCHASE AGREEMENT

         This SECURITIES PURCHASE AGREEMENT (this "Agreement") is entered into as of the 31st day of December 2001 between the purchasers set forth on Schedule I hereto (the "Purchasers" and each a "Purchaser") and Holiday RV Superstores, Inc., a Delaware corporation (the "Company").

         Whereas the Company is a multi-state chain of dealerships engaged in the retail sales and service of recreational vehicles and recreational boats in the Southeastern United States, New Mexico and California as described in (i) the Company's Annual Report on Form 10-K for the period ending October 31, 2000 filed on February 13, 2001, as amended by the Company's Amendment No. 1 to the Form 10-K filed on February 28, 2001, Amendment No. 2 to the Form 10-K filed on April 27, 2001 and Amendment No. 3 to the Form 10-K filed on September 21, 2001,
(ii) the Company's Quarterly Report on Form 10-Q for the period ending January 31, 2001 as amended by Amendment No. 1 to Form 10-Q filed on April 25, 2001 and Amendment No. 2 to Form 10-Q filed on October 1, 2001, (iii) the Company's Quarterly Report on For 10-Q for the period ending April 30, 2001 as amended by Amendment No. 1 to Form 10-Q filed on October 1, 2001, (iv) the Company's Quarterly Report on Form 10-Q for the period ending July 30, 2001, and (v) the Company's definitive proxy statement dated April 30, 2001, all as filed with the Documents"); and

         WHEREAS the Company desires to sell and issue to the Purchasers, and the Purchasers desire to acquire: (i) shares of the Company's duly authorized Series A Preferred Stock, par value $.01 per share which is designated "Sub-Series A-1 Convertible Preferred Stock" and "Sub-Series A-2 Preferred
Stock" (the Sub-Series A-1 Convertible Preferred Stock and the Sub-Series A-2 Preferred Stock are referred to collectively as the "Series A Preferred") and
(ii) warrants to purchase shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), pursuant to an exemption from registration under the United States Securities Act of 1933, as amended (the "Securities Act") provided by Rule 506 of Regulation D promulgated thereunder ("Regulation D").

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

         SECTION 1.   ISSUANCE OF THE SHARES AND THE WARRANT.

                  1.1 PURCHASE AND SALE OF SECURITIES; THE CLOSING. In reliance upon the representations of the Company contained in Section 1.2 and the representations of the Purchasers contained in Section 1.3, and subject to the terms and conditions described herein, the Company shall sell to the Purchasers and the Purchasers shall purchase from the Company: (i) a minimum of 15,000 up to a maximum of 35,000 shares of Series A Preferred, par value $.01 per share, (the "Shares"); and (ii) warrants (the "Warrants") to purchase up to 1,750,000 shares of Common Stock at an exercise price per share equal to $.50 and upon other terms as provided in the form attached hereto as Exhibit A. (The Shares, the Warrants and the Common Stock underlying the Shares and the Warrants are referred to herein collectively as the "Securities." The Shares and Warrants shall be sold and purchased as a unit (a "Unit") consisting of 100 Shares and Warrants to purchase 5,000 shares of Common Stock). The Securities shall be sold to the Purchasers in consideration of the payment by the Purchasers to the Company of $10,000 per Unit (the "Purchase Price") for an aggregate of up to $3,500,000 if all of the Units are sold. The Shares shall have the rights and preferences, conversion and voting rights and other terms and conditions as provided in the Certificate of Designation, Rights and Preferences of the Series A Preferred Stock in the form attached hereto as Exhibit B (the "Certificate"). The purchase and sale of the Securities shall take place at a closing or closings (each a "Closing" and collectively the "Closings") on January __, 2002 (each a "Closing Date" and collectively the "Closing Dates"), at the offices of Holiday RV Superstores, Inc. in Ft. Lauderdale, Florida, or at such other place or on such other date or dates on or before January 15, 2002 as each respective Purchaser and the Company may mutually agree.

         On or prior to the Closing Date, the Purchasers purchasing Securities at such Closing will deliver to the Company immediately available funds in the amount of the Purchase Price by wire transfer to such Company escrow account as is designated by the Company in writing pursuant to an Escrow Agreement in substantially the form attached hereto as Exhibit C. On the Closing Date, the Company will deliver to each Purchaser an executed Warrant, certificates representing the Shares in proper legal form and counterpart copies of the other documents, certificates and legal opinion contemplated by Section 2.

         At each Closing the Purchasers will be issued a pro rata number of shares of Sub-Series A-1 Convertible Preferred Stock and Sub-Series A-2 Preferred Stock based on the maximum number of Shares being offered by the Company and the requirement that only such number of shares of Sub- Series A-1 Convertible Preferred Stock (the "Maximum Number") as would be convertible into 1,761,400 shares of Common Stock (which represents approximately 19.9% of the currently outstanding Common Stock) may be issued by the Company in all Closings. If after the final Closing the Company has not issued all of the Shares, the Purchasers purchasing Shares in all the Closings will be entitled to exchange Sub-Series A-2 Preferred Stock for Sub-Series A-1 Convertible Preferred Stock; on a pro rata basis, such that the Maximum Number of shares of Sub-Series A-1 Convertible Preferred Stock are issued. If, by February 28, 2002, the Company shall have failed to satisfy the Shareholder Approval Requirement, a "Default," as that term is used in the Certificate, shall be deemed to have occurred and such Default shall continue until such Shareholder Approval Requirement shall have been satisfied.

         The Purchasers shall have such registration rights as are set forth in the form of Registration Rights Agreement attached hereto as Exhibit D (the "Registration Rights Agreement").

                  1.2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
                      ---------------------------------------------

         The Company represents and warrants to the Purchasers that on the date hereof and as of each Closing Date, and except as set forth in the Disclosure Schedules attached hereto as Exhibit E:

                      (a) The Company and its subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the state of their respective incorporation and are duly qualified as a foreign corporation in each jurisdiction in which the character of the properties owned or held under lease by it or the nature of the business transacted by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the properties, operations, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole. The Company has all requisite power to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Registration Rights Agreement, the Certificate and all other documents and agreements contemplated hereby and thereby (the "Transaction Documents"), and to perform the provisions hereof and thereof and to consummate the transactions contemplated hereby and thereby. All of the subsidiaries of the Company are directly or indirectly owned 100% by the Company.

                      (b) The execution, delivery and performance of this Agreement and all other Transaction Documents to be executed, delivered and performed by the Company, and the consummation of the transactions contemplated hereby or thereby, have been duly authorized and approved by the Company. This Agreement and all other Transaction Documents to be executed and delivered by the Company have each been duly authorized, executed and delivered by, and each is the valid and binding obligation of, the Company, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally.

                      (c) The authorized capital stock of the Company is 23,000,000 shares of Common Stock, par value $.01 per share, of which 8,852,000 shares were issued and outstanding on the date hereof, and 2,000,000 shares of preferred stock, par value $.01 per share of which none will be issued and outstanding immediately prior to the initial Closing. The Shares will, when issued, be duly and validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Shares (the "Conversion Shares") will, when issued upon conversion, be duly and validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon the exercise of the Warrants (the "Warrant Shares") will, when issued upon exercise and payment of the exercise price therefor, be duly and validly issued, fully paid and nonassessable. The Company has duly reserved 7,000,000 shares of Common Stock for issuance upon conversion of the Shares together with such additional shares of Common Stock that may be issuable upon conversion of the Shares as a result of the adjustment provisions under the Certificate and 1,750,000 shares of Common Stock for issuance upon exercise of the Warrants together with such additional shares of Common Stock that may be issuable upon exercise of the Warrants as a result of the adjustment provisions under the Warrants. As of the Closing Date, (i) the Company will not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock other than the Warrants and the Shares, and will not have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock, other than the Warrants and the Shares; (ii) the Company will not have outstanding any preferred stock other than the Shares, (iii) the Company will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock; (iv) there are no statutory or contractual stockholders' preemptive rights with respect to the issuance of the Securities hereunder; and (v) there are no agreements among the Company's stockholders with respect to the voting or transfer of the Company's capital stock.

                      (d) The consummation of the transactions contemplated by this Agreement and the performance of the terms and provisions of this Agreement and the other documents and agreements contemplated hereby or thereby will not:
(i) contravene, result in any breach of, or constitute a default under any indenture, mortgage, deed of trust, bank loan or credit agreement, corporate charter, bylaws or other material agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound; (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order of any court, arbitrator or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (collectively, "Governmental Person") applicable to the Company; (iii) violate any material provision of any statute or other rule or regulation of any Governmental Person applicable to the Company; (iv) violate or conflict with the terms of any "lockup" or similar provision of any underwriting or similar agreement to which the Company or its subsidiaries is a party; and (v) result in the creation or imposition of any lien, claim or other encumbrance upon any of the assets of the Company.

                      (e) Except for (1) consents of the record holders of a majority of the outstanding shares of Common Stock (the "Majority Consents") with respect to this Agreement and the sale and issuance of the Securities, and
(2) the mailing of an information statement to the holders of the Company's Common Stock relating to the Majority Consents and the sale and issuance of the Securities, no consent, approval or authorization of, or registration, filing or declaration with, any Person not obtained as of the Closing Date is required for the transfer, sale or issuance of the Securities or the valid delivery of the Securities or for the performance by the Company of this Agreement and the other documents and agreements contemplated hereby, other than the filings, registrations or qualifications under securities laws or that may be required to be made or obtained in connection with the offers, transfer, sale or delivery of the Securities or any interest therein. "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or any other entity. The Company has received written consents with respect to this Agreement and the sale and issuance of the Securities from the beneficial owners of a majority of the outstanding shares of Common Stock.

                      (f) Upon issuance (including payment of the purchase or exercise price therefor), the Purchasers shall acquire good and marketable title to the Securities free and clear of all covenants, conditions, restrictions, liens, pledges, charges, encumbrances, options and adverse claims or rights of any kind whatsoever.

                      (g) There is no pending or, to the actual knowledge of the Company, threatened action, suit, proceeding or investigation before any Governmental Person having jurisdiction over the Company that would or (i) adversely affect the Company's execution or performance under this Agreement or the Warrants or (ii) except as set forth in the SEC Documents, materially affect the results of the operations of the Company.

                      (h) Neither the Company, nor any authorized representative of the Company, has made, at any time, any written or oral communication in connection with the offer or sale of the securities offered hereby which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

                      (i) No broker's or finder's or placement fee or commission will be payable to any broker or agent engaged by the Company or any of its officers, directors or agents with respect to the issue of the Securities or the transactions contemplated by this Agreement. The Company agrees to indemnify the Purchasers and their agents and hold them harmless from against any claim, demand or liability for broker's or finder's or placement fees or similar commissions, whether or not payable by the Company, alleged to have been incurred in connection with such transactions, other than any broker's or finder's fees payable to Persons engaged by Purchasers without the knowledge of the Company.

                      (j) Except as expressly set forth in the SEC Documents, since October 30, 2000, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

                      (k)  The  Company   acknowledges   and  agrees  that  each
Purchaser is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of the Purchasers' representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser's purchase of the Securities. The Company further represents to the Purchasers that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

                      (l) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause the offering of any of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the National Association of Securities Dealers Automated Quotation System ("Nasdaq").

                      (m) The Company and its subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours except where failure to be in compliance would not have a Material Adverse Effect. To the Company's knowledge, there are no pending investigations involving the Company or any of its subsidiaries by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company or any of its subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any of its subsidiaries. No representation question exists respecting the employees of the Company or any of its subsidiaries, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company or any of its subsidiaries. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company or any of its subsidiaries. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent. The Company (a) has no collective bargaining agreement, employment agreement or any incentive compensation, deferred compensation, profit sharing, stock option, stock bonus, stock purchase, savings, consultant, retirement, pension or other "fringe benefit" plan or arrangement with or for the benefit of any officer, employee or other person which is not subject to cancellation by the Company without penalty or increased cost upon thirty (30) days or less notice, and (b) does not maintain, sponsor and is not required to make contributions to, any pension, profit sharing, thrift, or other retirement plan, employee stock ownership plan, deferred compensation, stock ownership, stock purchase, performance share, bonus or other deferred or incentive plan, severance plan, hospitalization, insurance, vacation, death benefit, collective bargaining or other similar plan, agreement, arrangement, commitment or understanding, whether or not such plan is or is intended to be qualified under Section 401(a) of the Internal Revenue Code (the "Code") (the "Plans"), including, without limitation, any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Except for such failures that would not, individually or in the aggregate, result in a Material Adverse Effect, each of the Plans have been maintained and administered in accordance with their terms, ERISA, the Code and other applicable laws. None of the Plans is subject to Title IV of ERISA and no Plan is a multiemployer plan (within the meaning of Section 3(37) of ERISA). Each Plan intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the Internal Revenue Service regarding its qualification under such section. To the best of the Company's knowledge, (i) there are no facts which would materially adversely affect the qualified status of such Plans, (ii) there is no "accumulated funding deficiency" within the meaning of ERISA and (iii) the present value, as determined by independent actuaries of all vested benefits under the Plans, does not exceed the value of the assets.

                      (n) The Company and its subsidiaries own or possess the requisite rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights (collectively "Intellectual Property Rights") necessary to conduct their respective businesses as now conducted and as presently contemplated to be operated in the future. None of the Intellectual Property Rights or other intellectual property rights have expired or terminated, or are expected to expire or terminate in the near future. The Company and its subsidiaries do not have any knowledge of any event, fact or circumstance relating to (i) any infringement by the Company or its subsidiaries of any trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others or (ii) any person or entity now infringing any Intellectual Property Rights or other similar rights or any such development of similar or identical trade secrets or technical information owned or used by the Company or any of its subsidiaries or (iii) any person or entity now infringing any Intellectual Property Rights or other similar rights or any such development of similar or identical trade secrets or other infringement. To the Company's knowledge there is no claim, action or proceeding being made or brought against, or being threatened against, the Company or its subsidiaries regarding any trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights. The dealership agreements ("Dealership Agreements") between the Company or any of its subsidiaries and manufacturers of recreational vehicles are in full force and effect and no event has occurred which, with the giving of notice or the passing of time, would constitute a default thereunder. The
Dealership Agreements are valid and enforceable in accordance with their respective terms.

                      (o) (i) The Company and its subsidiaries (A) are in compliance with any and all Environmental Laws, (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (C) are in compliance with all terms and conditions of any such permit, license or approval, except in each case where the failure of the Company and its subsidiaries would not, individually or in the aggregate, have a Material Adverse Effect. With respect to the Company and/or its subsidiaries (A) there are no past or present releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under any Environmental Law in any material respect and (B) neither the Company nor any of its subsidiaries has received any notice with respect to the foregoing, nor is any action pending or to the Company's knowledge, threatened in connection with the foregoing. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

            (ii) Other than those that are or were stored, used or disposed of in compliance with applicable law, to the knowledge of the Company, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its subsidiaries during the period the property was owned, leased or used by the Company or any of its subsidiaries.

            (iii) To the knowledge of the Company, there are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its subsidiaries that are not in compliance with applicable law.

                      (p) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries. The Company's inventory of recreational vehicles, parts and accessories are, and will, at Closing, be in good repair and operating condition and saleable in the ordinary course of the Company's business.

                      (q) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not individually or in the aggregate have a Material Adverse Effect.

                      (r) The Company and its subsidiaries possess all franchises, grants, authorizations, licenses permits, easements, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to conduct their respective businesses as currently being conducted (collectively, the "Company Permits"). There is no action pending, or to the knowledge of the Company, threatened regarding the suspension or cancellation of any of the Company Permits. Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, any of the Company Permits except where such violation would not in the aggregate have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notification with respect to possible conflicts, defaults, or violations of applicable laws.

                      (s) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. To the knowledge of the Company the sale of the minimum number of Units and the application of the proceeds thereof as provided herein will provide adequate capital for the Company's operations pursuant to the business plan delivered to the Purchasers prior to Closing. The lenders currently providing the Company's floor plan financing for inventory (the "Floor Plan Financing") have provided notice to the Company that the sale of the minimum number of Units and the application of the proceeds thereof as provided herein will satisfy the demands of such lenders and that such lenders will then continue to make advances for the Company's Floor Plan Financing needs for the foreseeable future. Other than the Floor Plan Financing, the Company has no indebtedness for money borrowed. The Company is in compliance with all instruments governing its indebtedness for money borrowed (including the Floor Plan Financing) and governing its capital lease obligations (jointly the "Debt Instruments"), and no event has occurred thereunder which with the giving of notice or the passage of time would constitute a default thereunder. Neither the Company nor any of its subsidiaries have received (i) any notice by any holder of the Debt Instruments that such holder does not intend to continue the funding relationship under any of the Debt Instruments, or (ii) a request from any holder of the Debt Instruments that the Company or such subsidiary to secure replacement financing.

                      (t) Neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which has or is expected in the future individually or in the aggregate to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party to any contract or agreement which has or is expected to have a Material Adverse Effect. All liabilities of the Company and its subsidiaries are properly recorded in the financial statements included in the SEC Documents and neither the Company nor any of its subsidiaries have any "off" balance sheet liabilities or obligations. Since October 31, 2000, the Company has operated its business only in the ordinary course and there have been made no new material contracts or commitments for the business, except as disclosed in the SEC Documents.

                      (u) The Company and each of its subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. The Company has not been notified that any of its tax returns is currently being audited by any taxing authority.

                      (v) None of the Company's present or former officers, directors or shareholder holding more than 5% of the Common Stock and no affiliate of such an officer, director or shareholder is currently a party to any transaction with the Company, including, without limitation, any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such officer, director, shareholder or affiliate. There are no commitments to, and no income reflected in the Company's financial statements included in the SEC Documents has been derived from, any of the Company's present or former officers, directors, shareholder holding more than 5% of the Common Stock or affiliate of such an officer, director or shareholder and, following the Closing Date, the Company shall have no obligation of any kind or description to any of the Company's present or former officers, directors, shareholder holding more than 5% of the Common Stock or affiliate of such an officer, director or shareholder. No expense relating to the operation of the Company's business has been borne by any of the Company's present or former officers, directors, shareholder holding more than 5% of the Common Stock or affiliate of such an officer, director or shareholder that is not reflected in the Company's financial statements included in the SEC Documents.

                      (w) The Company is not and upon consummation of the sale of the Securities will not be an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                      (x) Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of his actions for, or on behalf of, the Company or any subsidiary used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

                      (y) The Company individually and together with its subsidiaries on a consolidated basis (both before and after giving effect to the transactions contemplated by the Transaction Documents) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts) and currently the Company has no information that would lead it to reasonably conclude that the Company would not have, nor does it intend to take any action that would impair, its ability to pay its debts from time to time incurred in connection therewith as such debts mature. Notwithstanding the foregoing, the Purchasers have been provided with information from the Company regarding the current financial condition of the

Company in connection with certain events surrounding the Company's senior debt facility. The Company's bridge financing described in the notes to its financial statements included in the Form 10- Q for the quarter ended April 30, 2001 has been converted into Common Stock. Upon completion of the sale of at least 150 Units, the Company and its subsidiaries will have funding and funding sources available to them to satisfy their liquidity requirements for the operation of their businesses in the ordinary course for at least twelve (12) months following the Closing Date.

                      (z) The SEC Documents are true, correct and complete in all material respects and comply in form and substance with all applicable rules and regulations of the United States Securities and Exchange Commission. The financial statements included in the SEC Documents comply with generally accepted accounting principles consistently applied except as set forth in the footnotes to such financial statements.

                      (aa) The Company does not have a shareholder rights or similar plan.

                      (bb) The Consulting Agreement dated as of August 1, 2001 made between the Company and Steven Antebi (the "Consulting Agreement") has been terminated and is of no further force or effect. No consideration (including issuance of shares of Common Stock or grant of options therefor) has been paid by the Company under or in connection with the Consulting Agreement or the termination thereof.

                1.3 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS.
                    -----------------------------------------------------------

         Each Purchaser represents, warrants and covenants severally to the Company that on the date hereof, as of the Closing Date and as of the date of any conversion of the Shares, exercise of the Warrants or any transfer of the Securities by such Purchaser:

                      (a) The Purchaser has all requisite power to execute and deliver this Agreement and any Securities exercised or converted, and all other documents and agreements contemplated hereby and thereby, and to perform the provisions hereof and thereof and to consummate the transactions contemplated hereby and thereby.

                      (b) The execution, delivery and performance of this Agreement and any Securities exercised or converted, and all other documents and agreements contemplated hereby and thereby, and the consummation of the transactions contemplated hereby or thereby, have been and will be prior to such exercise or conversion duly authorized and approved by the Purchaser. This Agreement, and all other documents and agreements contemplated hereby, including any Securities exercised or converted, have each been, or will be upon exercise or conversion, duly authorized, executed and delivered by, and each is the valid and binding obligation of, the Purchaser enforceable against the Purchaser in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally.

                      (c) The Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act, and is acquiring the Securities for investment for the Purchaser's own account, and not with a view to distribution subject, nevertheless, to any requirement of law that the disposition of the Purchaser's property shall at all times be within the Purchaser's control. The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of purchasing the Securities. The Purchaser is aware that the Purchaser may be required to bear the economic risk of an investment in the Securities for an indefinite period, and it is able to do so. The Purchaser acknowledges (i) that the Securities being acquired by the Purchaser are not being registered under the Securities Act on the grounds that (A) the offer and sale of the Securities are exempt from registration under Section 4(2) of the Securities Act as not involving any public offering and (B) such issuance is exempt from registration under Rule 506 of Regulation D and (ii) the Company's reliance on such exemptions is predicated in part on the representations made to the Company by the Purchaser in this Section 1.3.

                      (d) The Purchaser acknowledges and agrees that until one year after the conclusion of the transactions contemplated hereby, an offer or sale of the Securities within the United States may violate the registration requirements of the Securities Act if such offer or sale is made otherwise than pursuant to an effective registration statement under the Securities Act. The Purchaser acknowledges that the exemption from registration provided by Rule 144 may not be available to a resale of the Securities by the Purchaser.

                      (e) The Purchaser has reviewed the SEC Documents and has had an opportunity to make such inquiries of management of the Company and has received such answers and information as the Purchaser has requested.

                      (f) So long as the Purchaser  beneficially owns Shares and
Warrants which if converted or exercised together with any Conversion Shares and Warrant Shares beneficially owned by Purchaser that in the aggregate represent more than ten (10%) of the outstanding shares of the Common Stock after giving effect to such conversion and exercise, the Purchaser agrees to execute and deliver such market stand-off or lock-up agreements as the managing underwriter(s) for the Company's underwritten public offering(s) shall reasonably request in connection with such offering(s), in such customary form and in such manner as shall be reasonably requested by such managing underwriters; provided that the lock-up period shall not exceed 90 days and all of the officers and directors of the Company also sign such agreement. The agreement contained in this clause (f) shall relate to all Securities acquired by the Purchaser pursuant to this Agreement.

                      (g) The Purchaser agrees not to, directly or indirectly, loan any Common Stock or any derivative security related thereto to any party for the purpose of facilitating any short sale or similar transaction involving the Common Stock, provided that this covenant shall in no way prevent Purchaser from any investment entered into for the purpose of hedging or reducing the risk of the Purchaser's investments.

                      (h) Except as provided in this Section 1.3(h) or as waived by the Company, during the one-year period commencing on the initial Closing Date (the "Lock-up Period") the Purchaser shall not, directly or indirectly, offer, sell, transfer, assign (except to an entity controlled by, controlling or under common control with such Purchaser and except to trusts principally for the benefit of members of the family of such Purchaser), contract to sell or otherwise dispose of (any such action, to "Dispose") any Securities acquired pursuant to this Agreement. Notwithstanding any other provision of this Agreement, the Purchaser shall have the unilateral right to Dispose of any of the Securities if any of the following events involving the Company shall have been announced as pending or planned, or shall have occurred (each a "Terminating Event"):

            (i) A Change in Control Transaction (as defined below);

            (ii) The Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (4) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business;

            (iii) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings, or relief under any bankruptcy law or any law for the relief of debt shall be instituted by the Company, or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition filed in any such proceedings, or any such proceedings shall be commenced against the Company and shall not be terminated or stayed within 90 days of such commencement; or

            (iv) A "Default," as that term is used in the Certificate, shall have occurred.

         As used in this Agreement, a "Change of Control Transaction" shall mean, (a) the sale, conveyance or disposition of all or substantially all of the assets of the Company (or the approval of any such sale, conveyance or disposition by the shareholders of the Company), (b) a consolidation or merger of the Company (or the approval of such consolidation or merger of the Company by the shareholders of the Company) with or into any other "Person" (whether or not the Company is the surviving Person, but other than a merger or consolidation whereby the stockholders of the Company immediately preceding the merger or consolidation continue to own, in such merger or consolidation, greater than 50% of the voting power of the capital stock of the surviving Person that is normally entitled to vote in the election of directors, managers or trustees, as applicable) or (c) the individuals who, as of the date hereof, constitute the Company's board of directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Company's board of directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or contests by or on behalf of a Person other than the Company's board of directors.

         The Purchaser understands that, until the earlier of (a) the expiration of the Lock-up Period or (b) a Terminating Event occurs, the certificates for the Shares and the Warrants will bear a restrictive legend (the "Stock Legend") in the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR DISPOSED OF, EXCEPT IN ACCORDANCE WITH THE TERMS OF THE LOCK-UP PROVISION SET FORTH IN THE SECURITIES PURCHASE AGREEMENT BETWEEN HOLIDAY RV SUPERSTORES, INC. (THE "COMPANY") AND THE PURCHASERS PARTY THERETO. A TRUE AND CORRECT COPY OF THE SECURITIES PURCHASE AGREEMENT IS AVAILABLE FROM THE COMPANY UPON REQUEST.

         SECTION 2. CONDITIONS TO OBLIGATIONS OF PURCHASERS. Each Purchaser's obligation to purchase and pay for the Shares and the Warrants on each Closing Date shall be subject to the satisfaction on or before such Closing Date of the following conditions:

                  2.1 PROCEEDINGS SATISFACTORY. All proceedings taken on or prior to the Closing Date in connection with the issuance of the Shares and the Warrants and the consummation of the transactions contemplated hereby and all documents and papers relating thereto shall be satisfactory in form and substance to Purchasers and their counsel.

                  2.2 REPRESENTATIONS TRUE. All representations and warranties of the Company contained herein shall be true and correct in all respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date and the Company shall have performed in all respects all agreements on its part required to be performed under this Agreement on or prior to the Closing Date, and the Purchaser shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Purchaser.

                  2.3 THE PURCHASE BY THE PURCHASER PERMITTED BY APPLICABLE LAWS. The sale and the payment for the Shares and the Warrants: (i) shall not be prohibited by any applicable law or governmental regulation, release, interpretation or opinion; (ii) shall not subject the Purchaser to any penalty under or pursuant to any applicable law or governmental regulation; and (iii) shall be permitted by the laws and regulations of the jurisdictions to which the Purchaser is subject.

                  2.4 EXECUTION AND DELIVERY OF DOCUMENTS. The Purchaser shall have received, duly executed and delivered and in form and substance satisfactory to the Purchasers and its counsel: (i) certificates representing the Shares, (ii) the Warrants, and (iii) such other documents and information as the Purchaser may reasonably request.

                  2.5 LEGAL OPINION. Purchaser shall have received the opinion of Sheppard, Mullin, Richter & Hampton LLP, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to Purchaser and in substantially the form of Exhibit F attached hereto.

                  2.6 MINIMUM CLOSING CONDITION. With respect to the initial Closing, a minimum of 150 Units shall be purchased by and sold to all Purchasers in such Closing and the Company shall have received the proceeds thereof, at par.

                  2.7 DEBT CONVERSION. Except for (a) the Company's floor plan financing, (b) the $250,000 owed to R.B.F. International (the "Remaining RBF Debt"), (c) the $250,000 line of credit with Sun Trust, and (d) the Company's mortgage obligations with respect to real property, the Company shall have converted all of its indebtedness to equity that is junior to the Series A Preferred Stock or shall have made provision satisfactory to the Purchasers for the repayment of such debt with such equity. The Remaining RBF Debt shall be unsecured and due no earlier than December 31, 2002.

                  2.8 BENEFICIAL OWNER CONSENTS. The Company shall have delivered to the Purchasers copies of the consents from the beneficial holders of at least a majority of the outstanding shares of Common Stock approving this Agreement and the issuance of the Securities.

                  2.9 TERMINATION OF CONSULTING AGREEMENT. The Company shall have delivered to the Purchasers evidence that the Consulting Agreement has been terminated on terms satisfactory to the Purchasers.

         SECTION 3.   COVENANTS.

         The Company covenants and agrees that:

                  3.1 CORPORATE EXISTENCE. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect the Company's corporate existence in accordance with the rights (charter and statutory), licenses and franchises of the Company; provided, however, that the foregoing shall not restrict any merger involving the Company, whether or not it is the surviving corporation.

                  3.2 COMPLIANCE WITH LAWS. The Company shall comply, and cause its subsidiaries to comply, in all respects with all applicable laws, statutes and regulations of any Governmental Person, a violation of which would have a Material Adverse Effect or would adversely affect the validity or enforceability of the Transaction Documents or any of the transactions contemplated by the Transaction Documents.

                  3.3 PUBLIC INFORMATION. The Company agrees to file all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act. The financial statements of the Company will be prepared in accordance with generally accepted accounting principles, consistently applied except as stated therein, and will fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries and results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to omission of footnotes and normal year-end audit adjustments). The Company agrees to send the following to each Purchaser so long as a Purchaser beneficially owns any of the Shares or Warrants: (i) within five
(5) days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements or amendments filed pursuant to the 1933 Act;
(ii) within one (1) day after release thereof, copies of all press releases issued by the Company or any of its subsidiaries; and (iii) copies of any notices and other information made available or given to the holders of the Common Stock generally, contemporaneously with the making available or giving thereof to the shareholders.

                  3.4 NOTIFICATIONS. The Company shall notify each Purchaser promptly if at any time during the period which a Purchaser holds any of the Securities of any event that shall have occurred as a result of which any written or oral communication made by the Company or any authorized Person representing the Company to the Purchasers, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  3.5 ENCUMBRANCES. The Company shall cause the Securities to be, upon delivery, conversion or exercise, as the case may be, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges, security interests or other encumbrances.

                  3.6 AUTHORIZATION. The Company will have at all times authorized and reserved for issuance, free from preemptive rights, a sufficient number of shares of Common Stock to satisfy the conversion and exercise rights of the Purchasers pursuant to the terms and conditions of the Certificate and the Warrants and to satisfy the issuance of any other shares of Common Stock that are reserved for issuance or that are issuable upon the exercise, conversion, exchange or satisfaction of any outstanding securities or obligations or rights of the Company.

                  3.7 CONFIDENTIALITY. The Company will at all times maintain to the extent possible the confidentiality of the Purchasers. Notwithstanding anything in this Agreement to the contrary, the Purchasers acknowledge that the transaction contemplated by this Agreement are material to the Company's business and will therefore be disclosed and become a part of the SEC Documents.

                  3.8 FORM D. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Date.

                  3.9 USE OF PROCEEDS. The Company will use the proceeds from the sale of the Shares as set forth in Exhibit G attached hereto. No proceeds from the issuance of the Shares will be used directly or indirectly to acquire, purchase, redeem or retire any securities of the Company.

                  3.10 LISTING. The Company shall promptly secure the listing of the shares of Common Stock issuable upon conversion of the Shares and the exercise of the Warrants upon the Nasdaq National Market ("NMS") (subject to official notice of issuance) and shall maintain, so long as the Purchasers or any of their successors, assigns or transferees owns any of the Securities, the listing of all shares of Common Stock issuable upon conversion of the Shares and the exercise of the Warrants on each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed. In the event that there is an adjustment to the number of shares issuable upon conversion of the Shares or upon the exercise of the Warrants pursuant to the anti-dilution provisions under the Certificate or the Warrants, the Company shall promptly secure the listing of such additional shares of Common Stock issuable upon conversion of the Shares and the exercise of the Warrants upon the NMS (subject to official notice of issuance) and shall maintain, so long as the Purchasers or any of their successors, assigns or transferees owns any of the Securities, the listing of such additional shares of Common Stock issuable upon conversion of the Shares and the exercise of the Warrants on each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed. The Company shall promptly provide to the Purchasers copies of any notices it receives from Nasdaq regarding the continued eligibility of the Common Stock for listing on NMS or other principal exchange or quotation system on which the Common Stock is listed or traded except to the extent that such notices would constitute material non public information which, according to applicable law, rule or regulation should have been disclosed publicly by the Company but which has not been so disclosed as of such date. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 3.10.

                  3.11 EXPENSES. The Company shall each pay its and shall reimburse the Purchasers for their costs and expenses (including attorneys' fees and expenses) incurred in connection with the negotiation, investigation, preparation, execution, delivery and performance of the Transaction Documents and the agreements and documents referred to therein. In addition to the foregoing, the Company agrees to pay on demand all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel to the Purchasers) incurred by the Purchasers in connection with the enforcement of the Purchasers' rights and/or the collection of all amounts due under the Transaction Documents and the agreements and documents referred to therein.

                  3.12 ADDITIONAL ISSUANCES OF SECURITIES. (i) Right of First Refusal. If at any time on or before the two year anniversary of the Closing Date, the Company shall desire to issue any Common Stock or other equity security or any other security convertible, exchangeable or exercisable for Common Stock (including any debt financing with an equity component) or any other right to acquire any Common Stock (the "Convertible Securities") pursuant to Section 4(2) of the 1933 Act or an offering of equity securities (including any debt security with an equity component) under Regulation D or Regulation S of the 1933 Act or in any other private placement (other than pursuant to Company authorized stock option plans), then the Company shall first comply with the terms of this Section 3.12.

            (ii) Notice Requirements. The Company shall notify, or cause to be notified, the Purchasers, by certified mail return receipt requested, not less than five (5) business days prior to the time the Company intends to consummate such issuance (the "Issuance Notice"). The Issuance Notice shall set forth all of the terms of such proposed issuance.

            (iii) Exercise of Right of First Refusal. The right of first refusal provided for in this Section 3.12 may be exercised by the Purchasers by delivery of a written notice to the Company (the "Exercise Notice"), within five (5) business days following receipt of the Issuance Notice (the "Refusal Period"). Each Purchaser shall be entitled to purchase its pro rata share of the proposed securities, based on its initial purchased Shares. If a Purchaser does not elect to purchase the proposed securities, the purchasing Purchasers may elect to purchase such securities, pro rata based on the initially purchased Shares of all purchasing Purchasers.

                      (iv) Right to Issue Securities. After expiration of the Refusal Period, if the provisions of this Section 3.12 have been complied with in all respects by the Company and no Exercise Notice has been given, or if given, the Purchasers have not agreed to purchase all of the securities set forth in the Issuance Notice, the Company shall have the right for forty-five
(45) calendar days following the termination of the Refusal Period to issue such securities (or any portion thereof not purchased by the Purchasers) specified in the Issuance Notice on the terms described in the Issuance Notice without further notice to the Purchasers, but after such forty-five (45) calendar days, no such issuance may be made without again giving notice to the Purchaser and complying with all of the requirements of this Section 3.12(iv). with all of the no such issuance may be made without again giving notice to the Purchaser and complying with all of the requirements of this Section 3.12(iv).

                  3.13 DISCLOSURE. From and after the date hereof, the Company will not provide to the Purchasers or their officers, directors, employees, agents or affiliate any material non- public information which, according to applicable law, rule or regulation should be disclosed publicly by the Company but which has not been so disclosed.

                  3.14 Insurance. The Company shall maintain liability, casualty and other insurance (subject to customary deductions and retentions) with responsible insurance companies against such risk of the types and in the amounts customarily maintained by companies of comparable size to the Company.

                  3.15 NO INTEGRATION. The Company will not conduct any future offering that will be integrated with the issuance of the Securities for purposes of the rules promulgated by the SEC or Nasdaq.

                  3.16 FILING OF FORM 8-K. On or before the second (2nd) business day following the Closing Date, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement and including as exhibits to such Current Report on Form 8-K this Agreement and the other Transaction Documents in the form required by the 1934 Act.

                  3.17 BOARD DESIGNEE. Upon sixty-one (61) days prior written notice to the Company, the Purchasers shall (by vote of the Purchasers of a majority of the Shares) have a single right to demand that the Company appoint a designee of the Purchasers to the Company's Board of Directors.

                  3.18 PROHIBITION AGAINST ADDITIONAL INDEBTEDNESS. Other than the Floor Plan Financing, renewals thereof and amendments thereto, so long as there are any Shares are outstanding, the Company will not incur indebtedness for money borrowed, incur capital lease obligations or grant liens secured by any of its property securing amounts, in the aggregate, in addition to the amounts outstanding as of the Closing as set forth in the Disclosure Schedules attached hereto, in excess of $1,000,000 without the prior written consent of a majority in interest of the Purchasers.

                  3.19  INFORMATION  STATEMENT.  The Company will duly file  the
Information Statement with the SEC not later than January 22, 2002, and diligently prosecute the processing thereof by the SEC and, within three business days of the SEC indicating that it has no further comment on the Information Statement, mail the Information Statement to the holders of the outstanding shares of Common Stock.


         SECTION 4.   TAXES.

         The Company will pay all taxes (including interest and penalties), other than taxes imposed on the income of the Purchasers, which may be payable in respect of the execution and delivery of this Agreement or of the execution and delivery (but not the subsequent transfer) of any of the Securities or of any amendment of, or waiver or consent under or with respect to, this Agreement or of any of the Securities and will save the Purchasers and all subsequent holders of the Securities harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax.

         SECTION 5.   MISCELLANEOUS.

                  5.1 PRIVATE PLACEMENT;  LEGEND. The Purchasers acknowledge and agree that the Securities have not been registered under the Securities Act and, to the extent they constitute securities subject to registration under Section 5 of the Securities Act, may not be offered or sold unless registered under the Securities Act, or an exemption from such registration requirements is available. The certificates or instruments representing or evidencing the

Securities shall bear a legend in substantially the following form, unless counsel to the Company shall have advised the Company that such legend is no longer needed:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF ARE SUBJECT TO A SECURITIES PURCHASE AGREEMENT DATED AS OF DECEMBER 31, 2001, (THE "SECURITIES PURCHASE AGREEMENT") A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED TO THE HOLDER ON REQUEST TO THE SECRETARY OF THE COMPANY.

         THE  SECURITIES  REPRESENTED  BY THIS  CERTIFICATE  AND THE  SECURITIES
         SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF [OR EXERCISED/CONVERTED BY OR ON BEHALF OF ANY PERSON] UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAW.

                  5.2  INDEMNIFICATION.  In  consideration  of  the  Purchasers'
execution and delivery of this Agreement and acquiring the Securities hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Purchasers and each other holder of Securities and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Purchaser Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Purchaser Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Purchaser Indemnified Liabilities"), incurred by any Purchaser Indemnitee (and shall advance the same) as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Certificate, the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby,
(b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, the Certificate, the Warrants or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) unless such claims arise solely from a breach or default thereunder by the Purchaser Indemnitees, the execution, delivery, performance or enforcement of this Agreement by or any other Transaction Document by any of the Purchaser Indemnitees (including but not limited to the issuance of the Securities and the exercise of the rights of Purchasers and their successors, assigns and transferees under the Securities and the Transaction Documents), any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Purchaser Indemnified Liabilities which is permissible under applicable law.

                  5.3 RELIANCE ON AND SURVIVAL OF REPRESENTATIONS. All representations, warranties, covenants and agreements of the Company herein shall be deemed to be material and to have been relied upon by the Purchasers and shall survive the execution and delivery of this Agreement and of the Securities.

                  5.4 SURVIVAL OF THE REPRESENTATIONS, WARRANTIES, ETC. The respective agreements, representations, warranties, indemnities and other statements made by or on behalf of the Company and the Purchasers, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement and will survive delivery of any payment for the Securities.

                  5.5 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of and be enforceable by the Company, the Purchasers and each of their respective successors and assigns. The Purchasers shall be permitted to transfer the Securities in accordance with their terms and the terms of this Agreement and in accordance with applicable restrictions under applicable federal and state securities laws.

                  5.6 NOTICES. All notices and other communications provided for in this Agreement shall be in writing and delivered by registered or certified mail, postage prepaid, or delivered by overnight courier (for next business day delivery) or telecopied, addressed to the Company as set forth on the signature page for the Company hereof and to the Purchasers as set forth below each Purchaser's name in Schedule I hereto, or at such other address as any of the parties hereto may hereafter designate by notice to the other parties given in accordance with this Section. Any such notice or communication shall be deemed to have been duly given on the seventh day after being so mailed, the next business day after delivery by overnight courier, when received when transmitted by telecopy with confirmation of successful transmission or upon receipt when delivered personally.

                  5.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures may be exchanged by telecopy, with original signatures to follow. Each of the parties hereto agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signatures of the other parties to this Agreement. The original signature pages shall be forwarded to the Company or its counsel and the Company or its counsel will provide all of the parties hereto with a copy of the entire Agreement.

                  5.8 AMENDMENTS. This Agreement may only be amended by a writing duly executed by the parties hereto.

                  5.9 SEVERABILITY. If any term or provision of this Agreement or any other document executed in connection herewith shall be determined to be illegal or unenforceable, all other terms and provisions hereof and thereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

                  5.10 GOVERNING LAW. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY SELECTED IN A DOCUMENT OR PORTION THEREOF, THIS AGREEMENT AND ALL AMENDMENTS, SUPPLEMENTS, WAIVERS AND CONSENTS RELATING

HERETO OR THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  5.11 ENTIRE AGREEMENT. This Agreement contains the entire Agreement of the parties hereto with respect to the transactions contemplated hereby and supersedes all previous oral and written, and all previous contemporaneous oral negotiations, commitments and understandings.

                  5.12 FURTHER ASSURANCES. Each party agrees promptly to execute and deliver such documents and to take such other acts as are reasonably necessary to effectuate the purposes of this Agreement.

                  5.13 HEADINGS. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  5.14 WAIVER OF JURY TRIAL. EACH PARTY HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR ANY OTHER AGREEMENTS RELATING TO THE SECURITIES OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE SECURITIES OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE SECURITIES.

                  5.15 THIRD-PARTY BENEFICIARY. Any permitted transferee of any part of the Securities shall be a third-party beneficiary of the Company's obligations under this Agreement, the Warrants and the Registration Rights Agreement, as applicable. Such Person shall have all the rights of a third-party beneficiary with respect to the enforcement against the Company of any provision of this Agreement, the Warrants or the Registration Rights Agreement. Except as provided in this Section 5.15, no person shall be a third-party beneficiary of the obligations of any party under this Agreement.


                         [Signatures on following pages]

         IN WITNESS WHEREOF, the parties hereto execute this Agreement as of the date first set forth above.

THE COMPANY:

HOLIDAY RV SUPERSTORES, INC.
   A DELAWARE CORPORATION


By: /s/ Marcus A. Lemonis
    ___________________________
        Marcus A. Lemonis
        Chief Executive Officer


Address for Notices:                    With a copy of any notice to:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Holiday RV Superstores, Inc.            Sheppard, Mullin, Richter & Hampton, LLP
200 E. Broward Street, Suite 920        800 Anacapa Street
Ft. Lauderdale, Florida  33301          Santa Barbara, California 93101-2212
Attn:  Marcus A. Lemonis                Attn:  Theodore R. Maloney, Esq.
Phone: (954) 522-9903                   Phone:  (805) 568-1151
Fax: (954) 523-9006                     Fax:  (805) 568-1955
--------------------------------------------------------------------------------

PURCHASERS:

THE STEPHEN ADAMS LIVING TRUST
UTA dated September 15, 1997


By: /s/ Stephen Adams
    __________________________
        Stephen Adams, Trustee

                         List of Exhibits and Schedules
                         ------------------------------

Holiday RV Superstores, Inc. agrees to supplementally furnish copy of any of the following exhibits upon the request of the Commission.



Schedule I             List of Purchasers

Exhibit A              Form of Warrant

Exhibit B              Certificate of Designation, Rights and Preferences of the
                               Series A Preferred Stock

Exhibit C              Escrow Agreement

Exhibit D              Registration Rights Ag

Exhibit E              Disclosure Schedule

Exhibit F              Legal Opinion

Exhibit G              Use of Proceeds